Exhibit 99.1

Perry Ellis International Completes Acquisition of C&C California® and Laundry®

MIAMI, FL – Perry Ellis International (NASDAQ:PERY) announced today that it has completed its previously announced acquisition of C&C California and Laundry brands from Liz Claiborne. The transaction is valued at $33.1 million, including approximately $10.1 million in inventory at closing. The company funded the acquisition with funds from its credit line.

Both brands are ideally positioned to address the fastest growing segment within women’s apparel: contemporary. C&C California developed a celebrity following for its buttery soft cottons and flattering fits, leading women around the world to stack their closets with easy layering pieces exemplifying California chic. Laundry’s unique point of view places it among the most exciting and sought after collections in the contemporary market, and is a reigning go-to source for flirty, sophisticated dresses. Both brands sell in luxury retail stores and high-end specialty boutiques; C&C California is also available online at www.candccalifornia.com. Together they will join the Original Penguin brand to form the company’s new Contemporary Business Platform.

“Contemporary women’s represents a great opportunity for us, and we are pleased to have acquired two brands that are so well positioned to take advantage of the current momentum in the segment,” said George Feldenkreis, Perry Ellis International chairman and CEO. “We will be aggressively pursuing the opportunities that this new avenue of growth presents to us, and continue to expect the acquisition to be accretive to fiscal 2009 results,” Mr. Feldenkreis concluded.

“This acquisition marks our entry into contemporary women’s sportswear with two great brands poised for expansion. We are excited not only about the potential for product extensions and synergies throughout our existing business platforms, but for the significant talent that this new team brings to the Perry Ellis International family,” said Oscar Feldenkreis, president and COO.

Perry Ellis International expects total revenues for C&C California and Laundry during Fiscal 2009 to be approximately flat to those of fiscal 2008. Accretion for fiscal 2009 earnings per share is expected in the range of $0.08 to $0.10.

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men’s and women’s apparel, accessories, and fragrances. The company’s collection of dress and casual shirts, golf sportswear, sweaters, dress and casual pants and shorts, jeans wear, active wear and men’s and women’s swimwear is available through all major levels of retail distribution. The company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands including Perry Ellis®, Jantzen®, Cubavera®, Savane®, Munsingwear®, Original Penguin® by Munsingwear®, AXIST®, Grand Slam®, John Henry®, Natural Issue®, Farah®, Pro Player®, Manhattan®, the Havanera Co. ®, Axis®, Tricots St. Raphael®, Mondo di Marco®,

Redsand®, Gotcha®, Girl Star® and MCD®. The company enhances its roster of brands by licensing trademarks from third parties including Dockers® for outerwear, Nike® and JAG® for swimwear, and PING® and PGA TOUR® for golf apparel. Additional information is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “could,” “may,” “might,” “potential,” “predict,” “should,” “estimate,” “expect,” “project,” “believe,” “plan,” “envision,” “continue,” “intend,” “target,” “contemplate,” or “will” and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, our future capital needs and our ability to obtain financing, our ability to integrate acquired businesses, trademarks, tradenames and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct to consumer retail markets, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, possible disruption in commercial activities due to terrorist activity and armed conflict, and other factors set forth in Perry Ellis International’s filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

CONTACT:

Perry Ellis International Investor Relations

Francisco G. Hoffmann, 305-873-1365

SOURCE: Perry Ellis International